UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 13, 2018

OWC PHARMACEUTICAL RESEARCH CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

2 Ben Gurion Street, Ramat Gan, Israel	5257334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 972 (72) 2608004

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

OWC Pharmaceutical Research Corp. (“OWC”) through its wholly-owned Israeli subsidiary, One World Cannabis Ltd., has completed the pre-clinical development of its next generation, orally-disintegrating tablet containing cannabis extract with specific amounts of the cannabinoids tetrahydrocannabinol (“THC”) and cannabidol (“CBD”). The tablet is targeted at different indications and will be available in various ratios of THC to CBD and various doses of these actives.

The tablet will be indicated as a substitute for patients being treated with medical cannabis by smoking. Key indications will include chronic pain syndromes and Fibromyalgia, inter alia. Key advantages of this delivery form over smoking medical cannabis are metered and controlled dosage, fast and effective absorption (disintegration time of the tablet is less than 2 minutes) and ease of use with no hazardous smoke inhalation or adverse environmental effects or issues of passive smoking. The ability to manufacture a tablet under strict quality control and quality assurance standards is intrinsic to this dosage form and to the establishment of strict clinical standards.

OWC has received Institutional Review Board (“IRB”) approval (both national Israeli and Sourasky Medical Center IRBs) and plans to initiate a safety clinical trial in the third quarter of 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC Pharmaceutical Research Corp.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: June 13, 2018